                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________

                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of report (Date of earliest event reported):   June 4, 1997



                                  SAFEWAY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         1-00041                      94-3019135
--------------                    ------------               -------------------
  (State of                       (Commission                   (IRS Employer
Incorporation)                    File Number)               Identification No.)


            5918 Stoneridge Mall Road, Pleasanton, California 94588
            -------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                (510) 467-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                    n/a
         -------------------------------------------------------------
         (former name or former address, if changed since last report)

Item 5.  Other Events.

                 Safeway Inc. (the "Company") previously reported in its Form 10-K for the fiscal year ended December 28, 1996 (Item 1, Employees), information concerning a strike in Canada Safeway's Alberta operating area, which commenced at 12:01 a.m. on March 26, 1997.

                 On May 28, 1997, the Company and the unions representing its approximately 10,000 employees in the 73 affected stores in Canada Safeway's Alberta operating area requested a mediator to assist in bringing the parties together in an attempt to resolve the current labor dispute. The Company and the unions' bargaining committees were brought together for meetings in Calgary.

                 On June 3, 1997 the mediator recommended a basis for settlement to both the unions and the Company. The Company understands that the recommended settlement will be voted on this week by three out of the four unions involved. At this time, the local union representing approximately 600 retail meat employees in Northern Alberta chose not to be part of the mediation process and as a result has no mediator's recommendation to vote on.

                 The Company has agreed not to disclose details of the mediator's recommendation until after it has been presented to the union membership.

                 As previously reported, Safeway's sales and operating results will be adversely affected by the strike for as long as it continues.

                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 4, 1997

                                SAFEWAY INC.


                                By:     /s/ Michael C. Ross
                                Name:   Michael C. Ross
                                Title:  Senior Vice President - General Counsel